                                                                    EXHIBIT 99.5

[LOGO] AIRCRAFT
       INFORMATION
       SERVICES, INC.




                                  MR. TOM ASHE
                                  AERFI GROUP
                                 AVIATION HOUSE
                                    SHANNON
                                    CO CLARE
                                    IRELAND




                   HALF LIFE AND ADJUSTED BASE VALUE OPINION
                           33 AIRCRAFT - AERCO FLEET


                            AISI FILE NO.: A0S033BVO

                               DATE: 09 MAY 2000
                          VALUES AS OF: 30 APRIL 2000




      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
TEL: 949-582-8868           FAX: 949-5892-8887         E-MAIL: AISINEWS@AOL.COM

[LOGO]  AIRCRAFT
        INFORMATION
        SERVICES, INC.

09 May 2000

Mr. Tom Ashe
AerFi Group
Aviation House
Shannon
Co Clare
Ireland

Subject: Half Life and Adjusted Base Value Opinion - 33 Aircraft. AISI File number: A0S033BVO

Dear Mr. Ashe:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion of the half life and adjusted base values of the Fleet of 33 Aircraft as identified in Table I (the "Aircraft").

1.  METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are "half-life base market value" and "half-life current market value" of an "average" aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a "base value" as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in "new" condition, "average half-life" condition, or in a specifically described condition unique to a single aircraft at a specific time. An "average" aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. "Half-life" condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul

      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
TEL: 949-582-8868           FAX: 949-5892-8887         E-MAIL: AISINEWS@AOL.COM

09 May 2000
AISI File No. A0S033BVO
Page -2-


interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by AerFi Group. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.  VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft Summary Specification sheets supplied to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe and gear maintenance, if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information is provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe are assumed

09 May 2000
AISI File No. A0S033BVO
Page - 3 -

to be the TSO. This is typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life is assumed.

With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft Summary Specification sheet dates to 30 April 2000 based on a daily utilization factor calculated for each aircraft where needed.

It is our considered opinion that the half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol
   --------------------------------
   John D. McNicol
   Vice President
   Appraisals & Forecasts

                          ATTACHMENT I -- AERCO FLEET
                              AISI File A0S033BVO
                            Report Date 09 May 2000
                           Values as of 30 April 2000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Half Life            Adjusted
                                                                                                   Base Value           Base Value
                                                                                                    Apr 2000             Apr 2000
 No            Type                MSN            DOM             Engine        MTOW               US Dollars           US Dollars
 ----------------------------------------------------------------------------------------------------------------------------------
      1        A300B4-200          240            May-83    |    CF6-50C2       363,760            $  9,010,000       $  9,260,000
      2        A320-200             85            Feb-90    |   CFM56-5A1       162,200            $ 25,970,000       $ 26,080,000
      3        A320-200            299            Apr-92    |   CFM56-5A3       166,450            $ 28,770,000       $ 28,210,000
      4        A320-200            362            Nov-92    |    V2500-A1       166,450            $ 27,530,000       $ 26,990,000
      5        A320-200            391            Feb-93    |   CFM56-5A3       169,757            $ 30,290,000       $ 30,330,000
      6        A320-200            403            Dec-93    |   CFM56-5A1       158,731            $ 29,550,000       $ 29,520,000
      7        B737-300          24465            Jul-89    |   CFM56-3B1       135,000            $ 20,510,000       $ 20,660,000
      8        B737-300          24677            Mar-90    |   CFM56-3B1       135,000            $ 21,390,000       $ 21,710,000
      9        B737-300          24908            Mar-91    |   CFM56-3C1       135,500            $ 23,100,000       $ 23,940,000
     10        B737-300          24909            Apr-91    |   CFM56-3B1       139,500            $ 22,480,000       $ 22,790,000
     11        B737-300          26068            Jun-92    |   CFM56-3C1       139,000            $ 24,530,000       $ 25,190,000
     12        B737-400          23868            Oct-88    |   CFM56-3C1       143,500            $ 22,400,000       $ 22,550,000
     13        B737-400          23979            Jan-89    |   CFM56-3C1       143,500            $ 23,530,000       $ 23,580,000
     14        B737-400          24685            May-90    |   CFM56-3C1       150,000            $ 24,440,000       $ 25,060,000
     15        B737-400          24904            Feb-91    |   CFM56-3C1       150,000            $ 25,320,000       $ 25,860,000
     16        B737-400          25764            Jun-92    |   CFM56-3C1       143,500            $ 26,110,000       $ 25,600,000
     17        B737-400          26066            Jun-92    |   CFM56-3C1       150,000            $ 26,400,000       $ 26,260,000
     18        B737-400          25765            Jul-92    |   CFM56-3C1       143,500            $ 26,110,000       $ 25,720,000
     19        B737-500          26067            Jun-92    |   CFM56-3C1       133,500            $ 20,610,000       $ 21,270,000
     20        B747-200          22496            Oct-81    |    JT9D-7Q        814,000            $ 26,170,000       $ 26,540,000*
     21        B757-200Etop      26152            Aug-92    |  RB211-535E4      230,000            $ 40,140,000       $ 40,430,000
     22        B757-200Etop      26153            Aug-92    |  RB211-535E4      255,000            $ 41,640,000       $ 42,180,000
     23        B757-200Etop      26158            Feb-93    |  RB211-535E4      255,000            $ 43,750,000       $ 43,700,000
     24        B767-300ER        24999            Feb-91    |     PW4060        407,000            $ 59,950,000       $ 59,600,000
     25        B767-300ER        24947            Mar-91    |     PW4060        407,000            $ 60,150,000       $ 60,180,000
     26        DC-8-71F          46064            Apr-69    |   CFM56-2C1       325,000            $ 14,550,000       $ 14,380,000
     27        DC-8-71F          46040            May-69    |   CFM56-2C1       328,000            $ 14,640,000       $ 15,080,000
     28        F100              11341            Aug-91    |   TAY650-15        98,000            $ 13,450,000       $ 14,280,000
     29        F100              11351            Sep-91    |   TAY650-15        98,000            $ 13,390,000       $ 13,130,000
     30        F100              11350            Apr-92    |   TAY650-15        98,000            $ 14,490,000       $ 14,280,000
     31        MD-83             49627            Apr-89    |    JT8D-219       160,000            $ 20,740,000       $ 20,460,000
     32        MD-83             49790            Apr-89    |    JT8D-219       160,000            $ 20,740,000       $ 20,810,000
     33        MD-83             49952            Dec-91    |    JT8D-219       160,000            $ 22,560,000       $ 22,180,000
 ----------------------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------------------------------------------------
    Totals                                                                                         $864,410,000       $867,810,000
 ----------------------------------------------------------------------------------------------------------------------------------

                           * replaced by scrap value

[LOGO] AIRCRAFT
       INFORMATION
       SERVICES, INC.




                                  Mr. Tom Ashe
                                  AerFi Group
                                 Aviation House
                                    Shannon
                                    Co Clare
                                    Ireland




                   Half Life and Adjusted Base Value Opinion
                           33 Aircraft - AerFi Fleet


                            AISI File No.: A0S034BVO

                               Date: 09 May 2000
                          Values as of: 30 April 2000




      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
TEL: 949-582-8888           FAX: 949-582-8887         E-MAIL: AISINEWS@AOL.COM

[LOGO]  AIRCRAFT
        INFORMATION
        SERVICES, INC.


09 May 2000

Mr. Tom Ashe
AerFi Group
Aviation House
Shannon
Co Clare
Ireland


Subject: Half Life and Adjusted Base Value Opinion - 35 Aircraft, AISI File number: A0S034BVO

Dear Mr. Ashe:


In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion of the half life and adjusted base values of the Fleet of 35 Aircraft as identified in Table I (the 'Aircraft').


1.  METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul


      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
TEL: 949-582-8888           FAX: 949-582-8887         E-MAIL: AISINEWS@AOL.COM

09 May 2000
AISI File No. A0S034BVO
Page -2-


interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how the actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by AerFi Group. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.  VALUATION

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft Summary Specification sheets supplied to AISI and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

With regard to airframe and gear maintenance, if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information is provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe are assumed

09 May 2000
AISI File No. A0S034BVO
Page -3-


to be the TSO. This is typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life is assumed.

With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft Summary Specification sheet dates to 30 April 2000 based on a daily utilization factor calculated for each aircraft where needed.

It is our considered opinion that the half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/  John D. McNicol
     --------------------------------
     John D. McNicol
     Vice President
     Appraisals & Forecasts

                          ATTACHMENT I -- AERFI FLEET
                              AISI File A0S034BVO
                            Report Dated 09 May 2000
                           Values as of 30 April 2000

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Half Life            Adjusted
                                                                                                   Base Value           Base Value
                                                                                                    Apr 2000             Apr 2000
No             Type                MSN            DOM            Engine         MTOW               US Dollars           Us Dollars
-----------------------------------------------------------------------------------------------------------------------------------
1              A320-200            204            Jul-91         CFM56-5A1      149,913             $26,510,000         $25,900,000*
2              A320-200            211            Jul-91         CFM56-5A1      149,913             $26,510,000         $25,910,000*
3              A320-200            354            Oct-92          V2500-A1      169,703             $27,680,000         $27,940,000
4              A320-200            411            Apr-93          V2500-A1      169,703             $29,050,000         $29,310,000
5              A320-200            934            Jan-99          V2527-A5      162,040             $41,100,000         $42,480,000
6              A320-200           1041            Jul-99        CFM56-5B4/P     162,040             $41,350,000         $43,910,000*
7              A321-200           1207            Apr-00          V2533-A5      196,200             $53,450,000         $56,450,000
8              B737-300          23345            Dec-85         CFM56-3B1      130,000             $17,450,000         $17,170,000
9              B737-300          24834            Jul-90         CFM56-3C1      137,000             $22,540,000         $22,790,000
10             B737-300          24856            Aug-90         CFM56-3C1      137,000             $22,540,000         $22,830,000
11             B737-300          25041            Mar-91         CFM56-3B2      134,400             $22,910,000         $23,550,000
12             B737-300          26440            Mar-92         CFM56-3B2      139,500             $24,220,000         $23,340,000
13             B737-300          26442            May-92         CFM56-3B2      139,500             $24,220,000         $23,840,000
14             B737-300          25604            Nov-92         CFM56-3C1      135,000             $24,410,000         $23,790,000
15             B737-300          28733            Dec-97         CFM56-3C1      139,500             $32,470,000         $34,510,000*
16             B737-300          28734            Dec-97         CFM56-3C1      139,500             $32,470,000         $34,240,000*
17             B737-300QC        24021            Nov-88         CFM56-3B2      135,000             $21,800,000         $22,090,000
18             B737-400          24270            May-89         CFM56-3C1      149,910             $23,810,000         $24,100,000
19             B737-400          24271            Jun-89         CFM56-3C1      149,910             $23,810,000         $24,210,000
20             B737-400          24901            May-90         CFM56-3C1      149,940             $24,690,000         $25,190,000
21             B737-400          25594            Feb-92         CFM56-3C1      150,000             $26,660,000         $27,360,000
22             B737-400          27074            May-92         CFM56-3C1      149,940             $26,650,000         $27,110,000
23             B737-500          24651            Apr-90         CFM56-3C1      136,000             $18,870,000         $19,390,000
24             B737-500          25789            Feb-92         CFM56-3C1      127,500             $20,340,000         $21,060,000
25             B737-500          27155            Mar-93         CFM56-3C1      133,500             $21,760,000         $21,140,000
26             B737-500          27153            Aug-93         CFM56-3C1      133,500             $21,760,000         $21,120,000
27             B737-500          25768            May-95         CFM56-3C1      115,500             $24,100,000         $24,020,000
28             B757-200          28486            May-99           PW2037       235,000             $53,020,000         $55,600,000
29             F100              11320            Apr-91         TAY650-15       98,000             $13,650,000         $13,350,000
30             F100              11322            Jun-91         TAY650-15       98,000             $13,650,000         $13,480,000
31             MD82              49570            Feb-88         JT8D-217C      149,500             $18,730,000         $19,180,000
32             MD82              49931            Aug-90          JT8D-219      149,500             $20,680,000         $20,230,000
33             MD82              49932            Sep-90          JT8D-219      149,500             $20,680,000         $20,280,000
34             MD82              49905            Oct-90          JT8D-219      149,500             $20,680,000         $20,140,000
35             MD82              53245            Apr-92          JT8D-219      149,500             $22,640,000         $22,230,000
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                                                             $906,860,000        $919,240,000
-----------------------------------------------------------------------------------------------------------------------------------

                                   *excluded